                                                                    Exhibit 10.9

                              AGREEMENT OF LEASE

                             Single Tenant Building

     THIS AGREEMENT OF LEASE, BY AND BETWEEN LIBERTY PROPERTY LIMITED PARTNERSHIP, A LIMITED PARTNERSHIP ORGANIZED AND EXISTING UNDER THE LAWS OF PENNSYLVANIA (HEREIN CALLED "LANDLORD") AND LESLIE'S POOLMART, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF CALIFORNIA (HEREIN CALLED "TENANT").

                                  WITNESSETH:

     1. PREMISES. Landlord does hereby demise and let unto Tenant and Tenant does hereby lease and take from Landlord for the term and upon the terms, covenants, conditions and provisions set forth herein all that tract of land located at 750 Cardinal Drive, Logan Township, Pineland, New Jersey (herein called the "Lot") which is outlined in red on Exhibit "A" hereto, together with the building (herein called the "Building") and improvements to be constructed thereon in accordance with Article 2 hereof (the Lot, the Building and any other improvements thereon being herein called the "Premises").

     2. COMPLETION BY LANDLORD. The Premises shall be completed in accordance with the plans to be attached hereto as Exhibit "B" (herein call the "Plans") and the specifications to be attached hereto as Exhibit "C" (herein call the "Specifications"). All necessary construction shall be commenced promptly and shall be substantially completed ready for use and occupancy by Tenant on the date set forth in Article 3. Provided, however, that the time for substantial completion of the Premises shall be extended for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes or other labor troubles, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective material, fire damage or other casualties, adverse weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers. ("Force Majeure"). All construction shall be done in good and workmanlike manner and shall comply at the time of completion with all applicable and lawful laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof, Tenant and its authorized agents, employees and contractors shall have the right, at Tenant's own risk, expense and responsibility at all reasonable times prior to the Commencement Date as hereinafter defined, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that Tenant, in so doing, shall not interfere with or delay the work to be performed hereunder by Landlord, and Tenant shall use contractors and workmen compatible with the contractors and workmen engaged in the work to be performed hereunder by Landlord, and Tenant shall have obtained Landlord's written consent prior to installing any furnishings or equipment. Landlord hereby consents to Tenant's installation of the furnishings and equipment described on Exhibit E hereto.
See Rider.

     3. TERM. The term of this lease shall commence on the later of December 1, 1994 or on the date when the Premises and the improvements required to be constructed by Landlord under Article 2 hereof shall have been substantially completed (herein call the "Commencement Date"). If the date of substantially completion is delayed as a result of changes requested by Tenant and Tenant was notified, in writing, that such changes would result in delays, the term of the lease and the payment of rent shall commence as if the Premises were substantially completed on the originally scheduled date, as extended for reasons other than those caused by Tenant. Unless__________terminated in accordance with the terms hereof, the term of this lease shall end without the necessity for notice from either party to the other at 12:01 local time on the tenth (10th) anniversary of the first day of the first full calendar month during the term (herein call the "Expiration Date").

     4. USE OF PREMISES. Tenant shall occupy the Premises throughout the term and shall use the same for and only for a warehouse for distribution of pool supplies and such other items as Tenant may from time to time sell in its retail stores with appurtenant offices, and other uses incidental thereto, including, but not limited to, parking of tractors and trailers.

     5.   RENT.

          (a) MINIMUM ANNUAL RENT.  Tenant shall pay a minimum annual rent of

See Rider   ($____________), without notice or demand, and without setoff, in
---------
equal monthly installments of See Rider   ($____________) in advance, on the
                              ---------
first day of each calendar month during the term of this lease. Provided, however, that rent for the first full month shall be paid upon the signing of this lease. If the Commencement Date shall fall on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on such Commencement Date. In addition, Tenant shall pay Landlord without setoff the additional rent as hereinafter set forth. Unless otherwise specifically provided, all sums shall be paid to Landlord at the address given in Article 30 hereof.

     6.   TAXES AND OTHER IMPOSITIONS.

          (a) PAYMENT. As additional rent hereunder, at least thirty (30) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof (or sooner if elsewhere herein required). Tenant shall pay throughout the term of this lease a __________ ______ __________ waiver and _________ rents and charges, liens, license and permit fees, charges for public utilities and all other charges, imposts or burdens of whatsoever kind and nature, general or special, foreseen and unforeseen, whether or not particularized by name, ordinary or extraordinary, which are applicable to the term of this lease, and which are created, levied, assessed, confirmed, adjudged imposed or charged by any federal, state or municipal government or public authority, or under any law, ordinance or regulation thereof, or pursuant to any record covenants or agreements (all of which are hereinafter referred to as "Impositions") upon or with respect to the Premises, the Lot or any improvements made thereto, any part of the foregoing, any appurtenances thereto, or directly upon this lease or the rent payable hereunder or amounts payable by the subtenants or other occupants of the Premises, or upon this transaction or any related documents to which the Tenant is a party or successor in interest, or against Landlord because of Landlord's estate or interest herein. If Tenant is permitted by the assessing and collecting authorities and by all mortgagees and elects to pay any Imposition in installments,

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Tenant shall nevertheless pay all unpaid installments thereof prior to the expiration or sooner termination of the term of this lease, * whether or not
                                                           ---
such installments are then due or payable. Tenant shall pay each Imposition at Landlord's election to Landlord or directly to the government or other public authority charged with the collection of such Imposition; and in the latter event. ** Tenant shall furnish Landlord, not later than ten (10) days prior
      ---
to the last day upon which they may be paid without any fine, penalty, interest or cost, receipts or other evidence satisfactory to Landlord of the payment of all such Impositions

          (b) NEW METHODS OF TAXATION. Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits, corporate
capital stock,   ***   or franchisee tax imposed or assessed upon Landlord,
               -------
unless such tax or any similar tax is levied or assessed in lieu of all or any part of any imposition or an increase in any Imposition. If under the requirements of any state or local law with respect to such new method of taxation, Tenant is prohibited from paying such new tax the minimum annual rent shall increase by the amount of such new tax.

          (c) MONTHLY DEPOSITS. Notwithstanding the foregoing provisions of this Article 6 during any time that Tenant is in default under this Lease, Landlord shall have the right, at its option, to require Tenant to pay to Landlord or to any mortgagee, at the time when the monthly installment of minimum rent is payable, an amount equal to one-twelfth (1/12th) of the annual Impositions as estimated by Landlord. If Landlord elects to have Tenant make such payments. Tenant also shall pay to Landlord or to such mortgagee, as the case may be, at least thirty (30) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, the amount by which the Impositions becoming due exceed the monthly payments on account thereof previously made by Tenant. The amount paid by Tenant pursuant to this Paragraph(c) shall be used to pay the Imposition, but such amounts shall not be deemed to be trust funds and no interest shall be payable thereon.

          (d) CONTESTS BY LANDLORD. Landlord may bring proceedings to contest the validity or amount of any Imposition or to recover payments therefor.
Tenant shall cooperate with Landlord with respect to such proceedings to the extent reasonably necessary and shall pay to Landlord all reasonable costs, fees and expenses incurred in connection with such proceedings as additional rent promptly upon being billed therefor.

          (e) CONTESTS BY TENANT. Tenant, without postponement of payment, may bring proceedings to contest the validity or amount of any Imposition or to recover payments therefor. Tenant shall save Landlord harmless from all costs and expenses in connection with such proceedings. Landlord shall cooperate with Tenant with respect to such proceedings to the extent reasonably necessary, but all costs, fees and expenses incurred in connection with such proceedings shall be borne by Tenant. Tenant shall give Landlord advance written notice of Tenant's intention to take any such action.

     7.   INSURANCE.

          (a) Types. Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect throughout the term with policies from an insurer rated B+ or better by Best's:

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               (i)    [deleted in its entirety]

               (ii) insurance against liability for bodily injury (including death) or property damage in or about the Premises, under a policy of comprehensive general public liability insurance, with such limits as to each as may reasonably be required by Landlord from time to time but not less than $500,000 for each person and $1,000,000 for each occurrence of bodily injury (including death) and $500,000 for property damage;

              (iii) such other forms of insurance as may be reasonably specified from time to time by Landlord and are regularly required of tenants in similar situations; all such insurance shall be in such reasonable amounts as may be specified from time to time by Landlord or by any mortgagee; and See Rider.

               (iv) any other reasonable and customary insurance coverage regularly required of tenants in similar situations that may be required from time to time by any mortgagee or that may be required generally by institutional mortgages.

          (b) INSURED PARTIES. The policies of insurance described in Paragraphs (a)(i), (iii) and (iv) of this Article 7 shall name Landlord as the insured party, and in addition shall contain a standard mortgagee endorsement in favor of all mortgagees or, at the election of any such mortgagee, any reasonable variation of such endorsement. The policies of insurance described in Paragraph (a)(ii) of this Article 7 shall name both Landlord and Tenant as the insured parties.

          (c) POLICIES. Each policy of insurance required by Paragraph (a) of this Article 7 shall provide that it shall not be canceled without at least thirty (3) days prior written notice to Landlord and to any mortgagee named in any endorsement thereto. Each policy shall have an executive notice endorsement or comparable form of coverage attached thereto to the effect that no act or omission of Tenant shall affect the obligation of the insurer to pay the full amount of any loss sustained.

          (d) EVIDENCE OF COVERAGE. At least ten (10) days prior to the Commencement Date, the original and a signed duplicate of each policy shall be delivered to Landlord by Tenant. Tenant may carry any insurance required by this Article 7 under a blanket policy, applicable to the Premises, in which event Tenant shall deliver the insurer's certification thereof showing all the terms of such coverage applicable to the Premises and showing the insured parties as aforesaid. If Tenant shall fail, refuse or neglect to obtain or to maintain any insurance that it is required to provide, or to furnish Landlord with satisfactory evidence or coverage within the time required, Landlord shall have the right after five (5) days' notice to Tenant to purchase such insurance. All payments for such insurance made by Landlord shall be recoverable by Landlord from Tenant, together with interest thereon, as additional rent promptly upon being billed therefor.

          (e) WAIVER OF SUBROGATION. Each of the parties hereto hereby releases the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault of negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for waiver, the party benefiting therefrom agrees to pay the amount of such additional premium promptly upon being applied therefor.

          (f)  SEE RIDER.

     8.   REPAIRS AND MAINTENANCE.

          (a) Except as specifically otherwise provided in Paragraph (b) of this Article, Tenant, at its sole cost and expense throughout the term of this lease, shall keep and sustain in good order and condition the Buildings, and promptly make all repairs necessary to keep and maintain such good order and condition, whether such repairs are interior or exterior, ordinary or extraordinary, foreseen or unforeseen. When used in this Article 8, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Buildings. Tenant shall maintain all HVAC systems appurtenant to the Building using a service firm(s) acceptable to Landlord who shall provide service and maintenance in accordance with the manufacturer's recommendations and shall provide a copy of the contract to Landlord. See Rider.

          (b) Landlord, throughout the term of this lease and at Landlord's sole cost and expense, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders * forming a part of
                                                         -----
the Premises; provided, however, that the Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair, and provided further that Landlord shall have no responsibility to repair any damage which arises out of or is caused by Tenant's use, __________ of use or occupancy of the Premises, or by Tenant's installations in or upon the Premises, or by any act or omission of Tenant or an employee, agent, contractor or invitee of Tenant.

          (c) Landlord shall keep and maintain all portions of the Premises and any sidewalks, parking areas, curbs and access __________ adjoining the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice and shall keep and maintain all landscaped areas in a neat and orderly condition by performing all necessary tasks, including, but not limited to, grass cutting, seeding, watering, weeding and replacing any dead or diseased planting. SEE RIDER.

          (d)  SEE RIDER.

          (e)  SEE RIDER.

     9. REPAIRS AND MAINTENANCE. Tenant shall be solely responsible for all rents, costs and charges for water service, sewer service, gas, electricity, light, heat, steam, power, telephone and other communication services, and any and all other utilities or services rendered or supplied upon or in connection with the Premises.

     10. NET LEASE. Except for the obligations of Landlord expressly set forth herein, this lease is a "net lease" and Landlord shall receive the minimum annual rent as hereinabove provided as net income from the Premises, not diminished by any imposition or any expenses or charges required to be paid to maintain and carry the Premises other than payment under any mortgages now existing or thereafter created by Landlord, and Landlord is not and shall not be required to render any service of any kind to Tenant.

     11. GOVERNMENTAL REGULATIONS. With regard to all or any part of the Premises or to the use or manner of use of the Premises, or to the sidewalks, parking areas, curbs and access ways adjoining the Premises, or to the fixtures and equipment in the Premises, throughout the term of this lease and at its sole cost and expense, Tenant shall: (i) comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and all departments, commissions, boards and officers thereof, and all recorded covenants, rules and regulations of Pureland Industrial Complex and of the National Board of Fire Underwriters or any other body now or hereafter constituted exercising similar functions; and (ii) keep in force at all times all licenses, consents and permits necessary for the lawful use of the Premises for the purposes herein provided; and (iii) comply with the requirements of all public liability, ________, and other policies of insurance covering the Premises whether any of the foregoing are foreseen or unforeseen, ordinary or extraordinary. Provided, however, that Tenant shall not be required to comply with the foregoing laws, ordinances and notices with respect to the footings and
foundations and the structural steel columns and girders   **   forming a part
                                                         ------
of the Premises unless the need for such compliance arises out of or is caused by Tenant's use, manner of use or occupancy of the Premises, or by Tenant's installations in or upon the Premises or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant, ordinary wear and tear excluded.

     12. SIGNS. Except for signs which are located wholly within the interior of the Building and which are not visible from the exterior of the Premises, no signs shall be placed, erected, maintained or painted at any place upon the Premises without the prior written consent of Landlord as to the size, design, color, location, content, illumination, composition or material and mobility thereof. All signs shall be maintained by Tenant in good condition during the term of this lease, and Tenant shall remove all signs at the termination of this lease and shall repair and restore any damage caused by the installation or removal thereof. See Rider.

     13.  ALTERATIONS, ADDITIONS AND FIXTURES.

          (a) Subject to the provisions of Article 14 hereof, Tenant shall have the right to install in the Building any trade fixtures from time to time during the term of this lease; provided, however, that no such installation or removal thereof shall affect the structural portions of the Building and that Tenant shall repair and restore any damage or injury to the Premises caused thereby.

          (b) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises without on each occasion first presenting to Landlord plans and specifications therefor and obtaining Landlord's prior written consent thereto; except if such alterations will cost in excess of $10,000 in one-year period, that Tenant may make minor nonstructural changes to the interior of the Building without the consent of Landlord provided that: (i) Tenant supplies Landlord with plans and specifications and any necessary permits therefor at least ten (10) days in advance of commencing construction thereof; (ii) such alterations and improvements do not impair the structural strength of the Building or any other improvements; (iii) Tenant shall take or cause to be taken all steps that are required by Article 14 hereof and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises, Building or Lot; and (iv) the occupants of any adjoining real estate are not disturbed by reason thereof. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment therefor by Landlord; unless, Landlord's written consent to such alterations, improvements or additions shall require Tenant to remove the same; in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Premises caused by the installation or removal thereof.

     14. MECHANICS' LIENS. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises so as to minimize the possibility of a lien attaching to the Premises or the Lot. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises or the Lot. Should any such lien or notice of lien be filed, for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within fifteen (15) days after the lien or claim is filed or formal notice of said lien or claim has been issued regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Lot or any interest therein or income therefrom on account of any mechanic's, laborer's or materialman's lien or arising out of any debt or liability to or any claim or demand of any contractor mechanic, supplier, materialman or laborer and shall include without limitation any mechanic's notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic's lien.

     15.  LANDLORD'S RIGHT OF ENTRY.

          (a) Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any live mortgagee to enter the Premises at all reasonable times or making any necessary thereto or to the Property and performing any work therein. During the progress of any work on the Premises Landlord will _________ to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant ______ reason of making any repair or by bringing or storing materials, supplies, tools and equipment on the Premises during the performance of any work, and the obligations of Tenant under this lease shall not be thereby affected in any manner whatsoever.

          (b) Landlord shall have the right at all reasonable times to enter and to exhibit the Premises for the purpose of mortgage, and, during the last nine
(9) months of the term of this lease, to enter and to exhibit the Premises to any prospective __________.

     16.  DAMAGE BY FIRE OR OTHER CASUALTY.

          (a) If the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord. Landlord, subject to any mortgagee's consent and to the conditions set forth in this Article 16, shall repair, rebuild or replace such ________ and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage which is covered by the fire and other extended coverage insurance policies. Notwithstanding the foregoing, Landlord shall repair any damage to the Building to the extent of 10% of the value of the Premises whether or not covered by insurance.

          (b) The work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with and procure insurance proceeds from the insurer, and for delays beyond Landlord's reasonable control. If the restoration is reasonably expected to take longer than 6 months to complete, Tenant may, at its option, terminate this Lease.

          (c) The net amount of any insurance proceeds (excluding proceeds received pursuant to a rental coverage endorsement recovered by reason of the damage or destruction of the Premises in excess of the cost of adjusting the insurance claim and collecting insurance proceeds (such excess amount being hereinafter called the "net insurance proceeds") shall be applied towards the
reasonable cost of restoration.  If in Landlord's   *   the net insurance
                                                  -----
proceeds   **   will not be adequate to complete such restoration, Landlord
         ------
shall have the right to terminate this lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant, the notice to specify a termination date no less then ten (10) days after its transmission; provided, however, that except during the last two (2) years of the term, Tenant may require Landlord to withdraw the notice of termination by agreeing to pay cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord's notice of termination. If Landlord determines that
the net insurance proceeds   **   are not adequate Landlord does not elect to so
                           ------
terminate the lease. Tenant shall pay, upon notice that Landlord shall restore, out of funds other than _______ net insurance proceeds, the amount by which the cost of restoration estimated by Landlord will exceed the net insurance proceeds __________ sum payable by Tenant to be later readjusted to such actual excess upon the completion of restoration. If such net insurance proceeds are more than adequate, the amount by which such net insurance proceeds exceed the cost of restoration will be retained by Landlord or ___________ to repayment of any mortgage secured by the Premises.

          (d) Landlord's obligation or election to restore the Premises under this Article shall not include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

          (e) Landlord shall maintain a rental coverage endorsement or other comparable form of coverage as part of its fire and extended coverage or all-risk insurance policy. Tenant will receive an abatement of its minimum annual
rent   ***   to the extent equitable based upon the extent to which Tenant is
     -------
reasonably unable to conduct business in the Premises.

     17. NON-ABATEMENT OF RENT. Except as otherwise expressly provided as to damage by fire or by any other casualty Paragraph 16(e) and as to condemnation in Paragraphs 19(a) and (b) there shall be no abatement or reduction of the minimum rent, additional rent or other sums payable hereunder for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

     18.  INDEMNIFICATION.

          (a) Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense (including without limitation fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises or arising out of the occupancy or use by Tenant of the Premises or any part thereof or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, licensees or invitees; unless such loss, injury or damage was caused by the negligence of Landlord, its agents, employees, licensees or invitees. Without limiting the foregoing, Tenant will forever release and hold Landlord harmless from all claims arising out of damage to Tenant's property unless such damage occurs as a result of Landlord's negligent failure to make repairs after having received written notice of the need for such repair. In case any such claim, action or proceeding is brought against Landlord, upon notice from Landlord and at Tenant's sole cost and expense. Tenant shall resist or defend such claim, action or proceedings or shall cause it to be resisted or defended by an insurer.

          (b)  See Rider.

     19.  CONDEMNATION.

          (a) TERMINATION. (i) If all of the Premises are covered by a condemnation; or (ii) subject to the provisions of Paragraph (b)(i) hereof, if
any of the Premises is covered by a condemnation and, in Landlord's   *   , it
                                                                    -----
would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Premises; then, in any such event, this lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

          (b)  PARTIAL CONDEMNATION.

              (i) If there is a partial condemnation and Landlord decides to terminate pursuant to Paragraph (a) hereof, except during the last two (2) years of the term, Tenant may require Landlord to withdraw its notice of termination by: [A] giving Landlord written notice thereof within ten (10) days from transmission of Landlord's notice to Tenant of Landlord's intention to terminate, [B] agreeing to pay the cost of restoration in excess of the condemnation proceeds reduced by those sums expended by Landlord in collecting the condemnation proceeds, and [C] giving Landlord adequate security for such payment within such ten (10) day period.

             (ii)    If there is a partial condemnation and this lease has not
been terminated pursuant to Paragraph (a) hereof   *   Landlord shall restore
                                                 -----
the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor. If the condemnation proceeds are more than adequate to cover the cost of restoration and Landlord's expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

              (iii) If there is a partial condemnation and Landlord has not exercised its right to terminate on the date upon which the condemnor shall have obtained possession, the obligations of Landlord and Tenant under the lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the term of the minimum annual rent according to the value of the Premises before and after the date upon which the condemnor shall have agreed upon the amount, either party may submit the issue to arbitration.

          (c) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against condemnor for removal expenses, business dislocation damages and moving expenses; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor, including, without limitation, all claims for _______________ damages and ________________ in value of Tenant's
_______.

          (d) TEMPORARY TAKING. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this lease shall continue in full force and effect without any abatement of rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this lease shall be paid by the condemnor to Landlord and the condemnor shall be considered subtenant of Tenant. Landlord shall apply the amount received from the condemnor applicable to the rent due hereunder net of costs _________ Landlord for the collection thereof, or as much thereof as may be necessary for the purpose toward the amount due from Tenant as __________ for that period; and, Tenant shall pay to Landlord any deficiency between the amount thus paid by the condemnor and the amount of the rent, or Landlord shall pay to Tenant any excess of the amount of the award over the amount of the rent.

     20. QUIET ENJOYMENT. Tenant, upon paying the minimum rent, additional rent and other charges herein provided for, and observing and keeping all covenants, agreements and conditions of this lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

     21.  ASSIGNMENT AND SUBLETTING.

          (a) RESTRICTED ASSIGNMENT. Tenant shall not assign, mortgage, pledge or encumber this lease, or sublet the whole or any part of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. This prohibition against assigning or subletting shall not be construed to include a prohibition against any assignment or subletting by operation of law (except in bankruptcy or similar proceedings) and/or a transfer by any person or persons controlling Tenant on the date of the lease of such control to a person or persons not controlling Tenant on the date of the lease. In the event of any assignment of this lease made with or without Landlord's consent, Tenant nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this lease and shall require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions of this lease. Landlord shall be entitled to, and Tenant shall promptly remit to Landlord 50 percent of any profit which may inure to the benefit of Tenant as a result of any subletting of the Premises or assignment of this lease, whether or not consented to by Landlord.

          (b) PERCENTAGE AGREEMENTS. It is agreed that Tenant shall not enter into any assignment, sublease, license, concession or other agreement for use, occupancy or utilization of the whole or any part of the Premises with or without Landlord's consent, which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amounts based on a fixed percentage or percentages of receipts or sales), and any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     22. SUBORDINATES. This lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or, upon receipt by Tenant or a nondisturbance agreement reasonably satisfactory to Tenant, hereafter placed upon or affecting the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall, upon receipt by Tenant of a nondisturbance agreement reasonably satisfactory to Tenant, execute and deliver upon demand any further instrument or instruments confirming the subordination of this lease to the lien of any such first mortgage or to the lien of any other mortgage if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving notice in writing to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event such mortgagee shall have the same rights with respect to this lease as though this lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgages.

     23.  MEMORANDUM OF LEASE:  TENANT'S CERTIFICATE.

          See Rider.

     24.  CURING PARTY DEFAULTS.

          See Rider.

     25.  SURRENDER.

          (a) Subject to the terms of Paragraphs 13(b) and 16(a) and (c) hereof at the expiration or earlier termination of the term hereof, Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the term hereof, the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

          (b) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or earlier termination of the term or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease; except, however, that the minimum annual rent during such continued occupancy shall be the amount set forth in Paragraphs 5(a) and (b) hereof. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default ______________ and shall be subject to all the remedies set forth in Article 26.

     26.  DEFAULTS - REMEDIES.

          (a)  DEFAULTS.

              (i) If Tenant does not pay in full when due and without demand any and all installments of minimum rent or _______________ rent or any other charges or payments whether or not herein included as rent; or

              (ii) Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition he contained; or

             (iii) If Tenant abandons the Premises or removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business without having first paid to Landlord in full all minimum rent, additional rent and of charges that may have become due or does not continue to pay such charges as they come due in the future; or

              (iv) If Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors offers a composition or settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with credit under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by an sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute a default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days.

          (b) REMEDIES. Then, and in any such event, Landlord shall have the following rights:

              (i) To charge a late payment penalty of live (5%) percent of any amount owed to Landlord pursuant to this lease which is not paid within five (5) days of the date which is set forth in the lease if a date is specified [SEE RIDER] or, if a date is not specified, within thirty (30) days of the mailing of a bill therefor by Landlord, if Landlord incurs a penalty in connection with any payment which Tenant has failed to make within the times required in this lease, Tenant shall pay Landlord, in addition to such sums, the full amount of such penalty incurred by Landlord.

              (ii) To accelerate the whole or any part of the rent for the entire unexpired balance of the term of this lease, as we _________ as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any rent or other charges, payments, costs and expenses if so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears, and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this lease such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance. SEE RIDER.

              (iii) To enter the Premises and without further demand or notice proceed to distress and sale of the goods, chattels and personal property there found and to levy the rent and other charges herein payable as rent, and Tenant shall pay all costs and officers' commissions which are permitted by law, including watchmen's wages and sums chargeable to Landlord, and further including commission(s) charged by the constable or other person making the levy, and in such case all cost, officers' commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made after the issuance of a warrant of distress shall not be sufficient to satisfy the claim of Landlord.

              (iv) To re-enter the Premises, together with all additions, alterations and improvements, and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and repossess and enjoy the Premises. Upon recovering possession of the Premises as a result of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and at such rent or rents and upon such other terms and conditions as in Landlord's reasonable discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of such alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent under such reletting, provided that Landlord agrees to use its reasonable efforts to mitigate its damages. Tenant for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord Tenant's and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination. Landlord may at any time thereafter elect to terminate this lease for such previous breach.

          (v) To terminate this lease and the term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the rent reserved for the balance of the term of this lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by tenant, all discounted at the rate of eight percent (8%) per annum to their then present worth, less the fair rental value of the Premises for the remainder of said term, also discounted at the rate of eight percent (8%) per annum to its then present worth, all of which amount shall be immediately due and payable from Tenant to Landlord.

          (c)  NON-WAIVER.

          SEE RIDER.

          (d) GRACE PERIOD. Notwithstanding anything hereinabove stated, except in the case of emergency as set forth in Article 24 and except in the event of any default enumerated in

Paragraphs (a)(iii), (iv) and (v) of this Article, neither party hereto will exercise any right or remedy provided for in this lease or allowed by law because of any default of the other, except those remedies contained in Paragraph (b)(i) of this Article unless such party shall have first given ten
(10) days written notice thereof, or in the case of nonmonetary default, 30 days notice thereof to the defaulting party, and defaulting party shall have failed to cure the default within such period; provided, however, that if the default consists of something other than the failure to pay money which cannot reasonably be cured within thirty (30) days, neither party hereto will exercise any such right or remedy if the defaulting party begins to cure the default within the thirty (30) days and continues actively and diligently in good faith to completely cure said default; and further provided that Landlord shall be required to give such ten (10) days notice regarding monetary default more than two (2) times during any twelve (12) month period.

          (e) RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy provided herein or by law or equity, but each shall be cumulative and in addition to every other right remedy given herein or now or hereafter existing at law or in equity or by statute.

     27.  CONDITION OF TITLE AND OF PREMISES.

          (a) Tenant represents that the Premises, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface conditions thereof, and the present uses and non-uses thereof have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord as to the nature, condition or usability thereof or the use or uses of which the Premises or any part thereof may be put, except as to work to be performed by Landlord pursuant to Article 2 hereof. Subject to the completion of a mutually agreed upon punchlist of items need correction. SEE RIDER.

          (b) Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public without restriction of in such manner as might reasonably tend to impair Landlord's title to the premises or in such manner as might reasonably make possible claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the premises or any portion thereof.

     28.  INTERPRETATION.

          (a) CAPTIONS. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

          (b) ENTIRE AGREEMENT. This lease represents the entire agreement between the parties hereto and there are no reasonably collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises. No rights, easements or licenses are acquired in the Premises or any land adjacent to the Premises by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant agrees to make such changes to this lease as are required by any mortgagee, provided such changes do not in Tenant's reasonable judgment, substantially affect Tenant's rights and obligations hereunder. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

          (c) EXHIBITS. Each writing or plan referred to herein as being attached hereto as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

          (d) COVENANTS. The terms, covenants and obligations set forth herein all constitute conditions and not covenants of this lease.

          (e) ARBITRATION. Wherever arbitration is set forth herein as the appropriate resolution of a dispute, issues shall be submitted for arbitration to the American Arbitration Association in the city nearest to the Premises in which offices of the American Arbitration Association are located for arbitration by a mutually acceptable arbitrator or arbitrators experienced in commercial real estate disputes. Landlord and Tenant will comply with the rules then obtaining of the American Arbitration Association and the determination of award rendered by the arbitrator(s) shall be final, conclusive and binding upon the parties and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction. Landlord and Tenant agree that _______ arbitrator's determination of award may include an award of attorney's fees to the prevailing party.

          (f) INTEREST. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of twelve (12%) percent.

     29.  DEFINITIONS.

          (a) "LANDLORD". The word "Landlord" is used herein to include the Landlord named above as well as its heirs, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had had he originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Premises except for obligations which may have theretofore accrued. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's claims.

          (b) "TENANT". The word "Tenant" is used herein to include the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

          (c) "MORTGAGE" AND "MORTGAGEE". The word "mortgage" is used herein to include any lien or encumbrance on the Premises or the Lot or on any part of or interest in or appurtenance to the Premises, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" is used herein to include the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

          (d) "PERSON". The word "person" is used herein to include a natural person, partnership, a corporation, an association, and any other form of business association or entity.

          (e) "DATE OF THIS LEASE". The "date of this lease" shall be the date upon which this lease has been fully executed by both parties.

          (f) "INDEX". The word "index" is used herein to mean the Average Consumer Price Index for Urban Wage Earners and Clerical Workers (revised series 1982-84) issued from time to time by the Federal Bureau of Labor Statistics or any successor agency that shall issue the index or any other measure hereafter employed by the Federal Bureau of Labor Statistics, or any successor agency in lieu of such index. If there be any controversy as to the measure to be substituted, then the controversy shall be resolved by arbitration. The arbitrators shall be guided by the intention of the parties herein to modify the minimum annual rent to reflect upward changes in the cost of living. The fees and expenses of the arbitration shall be __________ by Landlord and Tenant.

          (g) "LOT". The metes and bounds description of the Lot is set forth in Exhibit "D" attached hereto.

     30. NOTICES. All notices, demands, requests, consents, certificates and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be addressed to Leslie's Poolmart, 20222 Plimmer Street, Chatsworth, California 91311, Attn: Brian P. McDermott, President, or, after the Commencement Date, to the Premises, Notices to Landlord shall be addressed to 65 Valley Stream Parkway, Suite 100, Malvern, PA 19355, with a copy to any mortgagee or other party designated by Landlord. Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall be sent.

     31. SECURITY DEPOSIT. At the time of signing this lease, Tenant shall deposit with Landlord the sum of Ten Thousand Dollars ($10,000.00) to be treated in the manner set forth in the letter of intent dated October 13, 1994.

     32. ADDITIONAL ARTICLES. The following Additional Articles 33 through 40 [AND RIDER] attached hereto are hereby made a part hereof.



          IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.



Date signed:                      Landlord:
___________________________       LIBERTY PROPERTY LIMITED
                                  PARTNERSHIP

                                  By:  Liberty Property Trust, General Partner
                                  By:___________________________________
Date signed:                      Tenant:
___________________________       LESLIE'S POOLMART
                                  By:___________________________________
                                  Attest:________________________________

                                                 [Corporate Seal]

                     RIDER ATTACHED TO AND FORMING PART OF
                          AGREEMENT OF LEASE BETWEEN
            LIBERTY PROPERTY LIMITED PARTNERSHIP, AS LANDLORD, AND
                         LESLIE'S POOLMART, AS TENANT

                        PREMISES:  750 CARDINAL DRIVE
                                   LOGAN TOWNSHIP
                                   PINELAND, NEW JERSEY

(Paragraph numbers herein refer to paragraph numbers in the Agreement of Lease)

     2. Landlord shall perform the improvements in accordance with plans and specifications to be prepared based upon the layout prepared by Semco, Sweet & Mayers, Inc., dated November 1, 1994, a copy of which is attached hereto as Exhibit "F", except that the racking system indicated thereon and finish work to the office space will be performed by Tenant at its cost and expense and the fire protection work for the Premises will be performed by Landlord in accordance with the plan dated September 9, 1994. In the event the improvements to be performed by Landlord (the "Improvements") are not substantially completed on or before January 1, 1995, as such date may be extended for delays caused by changes in the plans and specifications requested by Tenant or Force Majeure, Tenant shall receive a credit against minimum rent in an amount equal to one (1) day's prorated rent for each day thereafter until the improvements are substantially completed.

     Landlord further agrees that, promptly after completion of the Improvements and subject to Force Majeure, it will extend a portion of the asphalt pad in the loading area as shown on the Site Plan attached hereto as Exhibit "G", but the failure to complete same, by January 1, 1995 shall not result in any rent credit to Tenant or delay the Commencement Date of this Lease. During the term of this Lease, if Tenant should require additional space in the loading area, Landlord shall cooperate with Tenant, at no expense to Landlord, in obtaining required variances and approvals to further extend the asphalt pad.

     5.   (a) Tenant shall pay rent as follows:

    Lease Year        Minimum Annual Rent         Monthly Installment
    ----------        -------------------         -------------------
        1                 $285,033.00                 $23,752.75
        2                  293,176.80                  24,431.40
        3                  301,320.60                  25,110.05
        4                  309,464.40                  25,788.70
        5                  317,608.20                  26,467.35
        6                  325,752.00                  27,146.00
        7                  333,895.80                  27,824.65
        8                  342,039.60                  28,503.30
        9                  350,183.40                  29,181.95
       10                  358,327.20                  29,860.60

     For purposes of this Lease, a "Lease Year" shall mean the period in any calendar year during the term of this Lease commencing on the anniversary of the first day of the first full month after the Commencement Date and ending one (1) year thereafter, except that the first Lease Year shall commence on the Commencement Date and end on the anniversary of the first day of the first full mouth after the Commencement Date.

     7. (a) (iii) Tenant may satisfy. all of its insurance requirements hereunder by self-insurance provided that Tenant's net worth (as indicated on financial statements to be delivered to Landlord on the Commencement Date and each anniversary thereof ) is (A) equal to or greater than the net worth shown on Tenant's most recent financial statement issued prior to the date hereof, or
(B) reasonably satisfactory to Landlord.

          (f) Landlord shall maintain and keep in effect throughout the term of this Lease insurance against loss or damage to the Building or the Premises by f ire and such other casualties as may be included within either fire or extended coverage insurance or all-risk insurance, and such other insurance as Landlord may reasonably desire which is regularly required of tenants in similar situations or may be reasonably required from time to time by any mortgagee or as may be required generally by mortgage institutions. Tenant shall pay to Landlord as additional rent the full amount of the cost of premiums required to be paid by Landlord for insurance promptly upon being billed therefor.

     8. (a) Tenant shall have the right to use portions of the Premises for outdoor storage, subject to compliance by Tenant with all recorded covenants and governmental requirements affecting the Premises. Landlord shall warrant that the HVAC system in the Premises will be in good working order for a period of ninety (90) days after the Commencement Date.

          (c) Tenant shall pay the full, cost of all work to be performed by Landlord pursuant to this subparagraph (c) as additional rent promptly upon being billed therefor. Landlord covenants and agrees to at all times maintain the Premises as a high quality industrial property consistent with the standards of operation applicable to such facilities in the county in which it is located.

          (d) Landlord, throughout the term of this Lease, shall make all necessary repairs to the utility lines, equipment and other utility facilities in the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements on the Premises; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Tenant shall pay the full cost of all repairs to be performed by Landlord pursuant to this subparagraph (d) as additional rent promptly upon being billed therefor.

          (e) In consideration for the performance of repairs and maintenance by Landlord hereunder, Tenant shall pay Landlord, without notice or demand, together with each installment of minimum rent due hereunder, a management fee in an amount equal to two (2%) percent of such monthly installment.

     12. Tenant shall have the exclusive right to erect and maintain the maximum amount of signage that Tenant deems appropriate to conduct its business, provided any such sign or signs comply with all applicable governmental regulations and recorded covenants of the industrial park in which the Premises is located. Landlord agrees that no signs or advertising matter of any nature other than Tenant's shall be permitted on any part of the Premises. Landlord shall cooperate with Tenant at no expense to Landlord in obtaining any variance from restrictions placed on the use-of signs by local authorities.

     18. (b) Landlord will indemnify Tenant and save Tenant harmless from and against any and all claims, actions, damages, liability and expense (including without limitation fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees, licensees or invitees; unless such loss, injury, or damage was caused by the negligence of Tenant, its agents, employees, licensees or invitees.

     23.  (a)  Either party at any time and from time to time and within ten
(10) days after the other's written request, shall execute, acknowledge and deliver to the other party a short form or memorandum of this lease for recording purposes.

          (b) Either party at any time and from time to time and within ten (10) days after the other's written request, and so long as the other is not in default of this lease, shall. execute, acknowledge and deliver to the requesting party a written instrument in recordable form certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that it is in full force and effect as modified and stating the modifications); stating that the improvements required by Article 2 hereof have been completed; certifying that Tenant has accepted possession of the Premises; stating the date on which the term of the lease commenced and the dates to which minimum rent, additional rent and other charges have been paid in advance, if any; stating that to the best knowledge of the signer of such instrument, the other party is not in default of this lease; stating any other fact or certifying any other condition reasonably requested by such party or required by any mortgagee or prospective mortgagee or purchaser of the Premises or Tenant or any interest therein; and stating that it is understood that such instrument may be relied upon by any mortgagee or prospective mortgagee or purchaser of the Premises or Tenant or any interest therein or by any assignee of the requesting party's interest in this lease or by any assignee of any mortgagee. The foregoing instrument shall be addressed to the requesting party and to any mortgagee, prospective mortgagee, purchaser or other party specified by the requesting party.

     24. If either party shall be in default in the performance of any of its obligations hereunder, the nondefaulting party without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of the defaulting party after thirty (30) days written notice (except in the case of emergency) to the defaulting party. The defaulting party shall reimburse the nondefaulting party upon demand for any sums paid or costs incurred by the nondefaulting party in curing such default, including interest thereon from the respective dates of making the payments and incurring such costs, which sums and costs together with interest thereon shall be payable promptly upon being billed therefor.

     26. (b) (i) . . . provided that with respect only to the first payment in any Lease Year which is in arrears in excess of the time set forth in this subparagraph, such late payment penalty shall not be payable unless Tenant fails to make such payment within five (5) days after receipt of written notice thereof from Landlord.

               (ii) Notwithstanding anything to the contrary herein contained, Landlord may not recover under this subparagraph and subparagraph (v) an aggregate amount in excess of sums recoverable by Landlord under subparagraph
(v).

          (c) No waiver by either party of any breach by the other of any of such party's obligations, agreement or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by either party to seek a remedy for any breach by the other be a waiver by such party of any rights and remedies with respect to such or any subsequent breach.

     27. The parties shall conduct an inspection of the Premises and prepare a punchlist immediately prior to the Commencement Date. Landlord will promptly thereafter proceed to remedy all items on the punchlist in a diligent manner within a reasonable period of time.

     33.  Restricted Activities.
          ----------------------

          (a) Tenant, at its sole cost and expense, shall comply with (i) all federal, state and municipal laws, ordinances, notices, orders, rules, regulations and requirements, (ii) any requirements of the National Board of Fire Underwriters or any other body exercising similar functions and (iii) the requirements of all public liability, fire and other policies of insurance covering the Premises, relating to Tenant's treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, toxic or radioactive matter. In addition Tenant shall take similar precautions with any other materials or substance which, even it not regulated by law or requirements as aforesaid, way or could pose a hazard to the health and safety of the current or future occupants of the Premises, or the owners or occupants of property adjacent to or in the vicinity of the Premises. All of the above activities are hereinafter referred to as "Restricted Activities." Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, and its agents, successors and assigns, harmless from and against all claims, actions, damages, liabilities and expenses (including without limitation, fees of attorneys investigators and experts) arising out of or in connection with (A) Restricted Activities by Tenant, its agents, contractors, employees, licensees or invitees and (B) the removal, clean-up and restoration work and materials necessary to return the Premises and any other property adjacent to or in the vicinity of the Premises and the Building) to their condition existing prior to the Restricted Activities. Tenant's obligations hereunder shall survive the termination of this lease. If at any time during or after the term and any term of -this lease, Tenant becomes aware of any inquiry, investigation, administrative proceeding or judicial proceeding regarding the Restricted Activities, Tenant shall, within five (5) days after first learning of such inquiry, investigation or proceeding, give Landlord written notice providing all available information regarding such inquiry, investigation or proceeding.

          (b) Landlord shall be solely responsible for and shall defend, indemnify and hold Tenant, and its agents, successors and assigns, harmless from and against all claims, actions, damages, liabilities and expenses (including without limitation, fees of attorney, investigators and experts) arising out of or in connection with the conduct of Restricted Activities on the Premises at any time by any party other than Tenant, its agents, contractors, employees, licensees or invitees, or the remediation thereof. Landlord's obligations hereunder shall survive the termination of this lease.

     34.  Environmental Information.  At all times during and after the term of
          -------------------------
this lease, Tenant shall furnish Landlord, upon request, with such information with respect to Tenant's operations at the Premises as is necessary in order for Landlord or any successor owner of the Premises to comply with the New Jersey Industrial Site Recovery Act, N.J. Stat. Ann 13:1K-6 et seq. and other federal and New Jersey environmental laws regulations and ordinances, including without limitation affidavits to be submitted to the New Jersey Department of Environmental Protection and Energy in connection with requests for letters of non-applicability and negative declarations. Tenant's obligations hereunder shall survive the termination of this lease.

     35.  Options to Extend.
          ------------------

          (a) Provided Tenant is not then in default under this lease, Tenant shall have the right and option, exercisable by giving Landlord prior written notice thereof more than six (6) months in advance of the Expiration Date of the original term or any additional term of. this lease, as the case may be, to extend the term of this lease under the same terms and conditions as herein set forth for three (3) additional terms of five (5) years each, the additional term to begin on the Expiration Date;

          (b) The minimum annual rent for each Lease Year of each additional term hereof shall be set in accordance with the formula set forth in subparagraph (c) below. In applying the formula, the following definitions shall prevail:

               (1) "Prior Index" is the monthly Index as defined in Article 29 issued in the month which is twelve (12) months prior to the Commencement Date of each Lease Year of the additional term(s).

               (2) "Latest Index" is the monthly Index issued for the calendar month of the Commencement Date of each Lease Year of the additional term(s).

               (3) "Previous Rent" is the minimum annual rent applicable to the immediately prior Lease Year.

          (c) The minimum annual rent shall be adjusted for each Lease Year of each additional term. The minimum annual rent for any Lease Year of an additional term shall be equal to the lesser of (i) 102.5% of the Previous Rent or (ii) the amount which bears the same ratio to the Previous Rent as the Latest Index bears to the Prior Index, provided that in no event shall the minimum annual rent for any Lease Year be less than the Previous Rent.

     36.  Landlord Charges.
          -----------------

          (a) Tenant shall have the right, upon reasonable prior written notice, to audit at Landlord's principal place of business, Landlord's charges for maintenance and repairs, insurance, utilities and other charges for which Landlord has billed Tenant during the preceding calendar year or accounting period, to determine if such charges are correct. Tenant shall have the right to conduct this audit not more than once each calendar year, and Landlord shall fully cooperate in such regard at no expense to Landlord. If an audit discloses any charge to Tenant which is five percent (5%) or more in excess of the amount actually owed by Tenant, Landlord shall reimburse Tenant for the reasonable costs of the audit conducted. Any overpayment shall be promptly refunded to Tenant and shall bear interest at twelve percent (12%) per annum or the highest lawful interest rate, whichever is less.

          (b) In any year, Tenant's payments to Landlord for maintenance and repairs and insurance shall never increase by more than three percent (3%) over the prior year. Expenses for snow removal shall not be included in this cap. Expenses (legal or otherwise) which are incurred in connection with financing costs or debt service for the Premises; depreciation of the Building and the cost of repairing defective construction; work covered by insurance and warranties; overhead and profit increments paid by or to Landlord for services exceeding those charged by unaffiliated third parties on a competitive basis; Landlord's costs related to conforming the Premises to present and future laws; any fees for overhead, general, administrative or management expenses except the two percent (2%) fee set forth in Section 8(e); and reserves maintained in connection with the Premises, shall be excluded from expenses for which Tenant is charged. Such expenses shall include capital expenditures only to the extent of the annual amortized portion, if any, of the amount thereof provided such amortization in spread over the reasonably anticipated useful life thereof.

     37.  Prevailing Party Attorney's Fees.  In the event any action or suit is
          --------------------------------
brought by a party hereto against the other party hereto, by reason of any alleged breach or default arising hereunder, the party in whose favor the final judgment is entered shall be entitled to recover from the other party reasonable attorney's fees and costs incurred by the prevailing party in connection with such action or suit.

     38.  Landlord Representations.  Landlord represents and warrants that on
          ------------------------
the Commencement Date (a) Tenant's permitted use will not violate any exclusivity clause or other restriction contained in any other lease with respect to the Premises or in any other agreement or document to which Landlord is or will be a party; (b) Landlord will have good and marketable title to the Premises, free of liens and encumbrances which could prevent the use of the Premises for the uses permitted under this Lease; (c) all taxes an the Premises, except current taxes not delinquent, will be paid in full and (d) to the best of Landlord's knowledge, the Premises will comply with all laws, rules, statutes and regulations, including but not limited to the requirements of all environmental laws.

     39.  Brokers.  Landlord and Tenant each warrant and represent that they
          -------
have had no dealings, negotiations or consultations with any broker in connection with this lease, except for CB Commercial Realty Group, Inc., whose commission shall be paid by Landlord. Landlord and

Tenant hereby agree to indemnify and hold each other harmless from all damages (including reasonable attorneys' fees and costs) resulting from any claims that may be asserted against them by any other broker, finder, or other person with whom either party has dealt.

     40.  Contingency.  This lease and the obligations of the parties hereunder
          -----------
are contingent upon the acquisition by Landlord of title to the Premises. In the event Landlord has not obtained title to the Premises on or before December 1, 1994, either party may, at its option, cancel this Lease, upon notice to the other within five (5) days after such date, without further liability hereunder.

                                  EXHIBIT "A"

                                  Lot Outline

                                 SEE EXHIBIT C

                                  EXHIBIT "B"

                                     Plans

                                 SEE EXHIBIT F

                                  EXHIBIT "C"

                                Specifications

                                 SEE EXHIBIT F

                                  EXHIBIT "D"

     ALL THAT CERTAIN tract or parcel of land and premises, situate in the Township of Logan, County of Gloucester and State of New Jersey, bounded and described as follows:

     BEGINNING at a point in the centerline of Cardinal Drive Phase I (60 feet wide), said point being the following courses along the centerline of Cardinal Drive and the old centerline and title line of Pedricktown-Center Square Road;

     (a) North 25 degrees 42 minutes 18 seconds West, a distance of 570.00 feet; thence

     (b) A curve of the left, an arc distance of 471.99 feet, having a radius of 750.00 feet, thence

     (c) North 61 degrees 45 minutes 45 seconds West, a distance of 100.95 feet; thence

     (d) a curve to the right, an arc distance of 222.08 feet, having a radius of 1005.00 feet to the point of beginning, said tract of land having the following courses;

          (1) From said point of beginning and leaving the centerline of Cardinal Drive, South 45 degrees 51 minutes 41 seconds West, a distance of
707.45 feet to a point; thence

          (2) North 44 degrees 08 minutes 19 seconds West, a distance of 425.19 feet to a point in the Northerly title line of lot 2.02 Block 40.01; thence

          (3) Leaving the Northerly title line of Lot 2.02 Block 40.01, North 45 degrees 51 minutes 41 seconds East, a distance of 681.42 feet to a point in the centerline of proposed Cardinal Drive Phase II; thence

          (4) Continuing along the proposed centerline of Cardinal Drive, an arc length of 88.06 feet, having a radius of 500.00 feet and a chord bearing on South 51 degrees 30 minutes 13 seconds East to a point of tangency in the aforesaid centerline; thence

          (5) Continuing along said proposed centerline, South 46 degrees 27 minutes 29 seconds East, a distance of 21.93 feet to a point, said point being the end of Cardinal Drive Phase I centerline; thence

          (6) Continuing along the centerline of Cardinal Drive, 46 degrees 27 minutes 29 seconds East, a distance of 270.00 feet to a point of curvature; thence

          (7) Continuing along said centerline, an arc length of 46.37 feet, having a radius of 1005.00 feet and a chord bearing of South 47 degrees 46 minutes 48 seconds East to the point of beginning.

     CONTAINING within said bounds 6.80 Acres.

     BEING shown and designated as Lot 2.01 Block 40.01 on Subdivision of "Proposed Lot 2.01, Block 40.01, Logan Township, Gloucester County, New Jersey," prepared by Pennoni Associates, Inc., dated October 12, 1988 and duly filed in the Gloucester County Clerk's Office on November 17, 1988 as Map Number 7-499.

     ALSO BEING shown and designated as Lot 2.01 Block 40.01 Plate 7 on the Current Tax Map of the Township of Logan, and assessed as Lot 2.01 Block 40 on the Current Tax Assessment Rolls of said Township.

     BEING further known as 750 Cardinal Drive.

                                  EXHIBIT "E"

                      Tenant's Furnishings and Equipment

                                  EXHIBIT "F"

                                  Layout Plan

                                 SEE ATTACHED